                                                                   EXHIBIT 10.12

                                     ARDIS
                            BULK RESELLER AGREEMENT
                            -----------------------

                                                    Agreement No.:
                                                                  ----------

     AGREEMENT dated as of              , 1998, between Skysite Communications
                           -------------
Corporation, a Delaware corporation, ("SKYSITE") with offices at 11500 Sherman Way, North Hollywood, CA 91605 and ARDIS Company, a New York general partnership ("ARDIS"), with offices at 300 Knightsbridge Parkway, Suite 500, Lincolnshire, Illinois 60069.

     WHEREAS, ARDIS is engaged in providing shared data radio-based communications network services as authorized by the Federal Communications Commission; and

     WHEREAS, SKYSITE currently provides certain software and other value added services in the transportation, oil & gas, exploration and media marketplace, and

     WHEREAS, SKYSITE desires to market ARDIS' services in conjunction with the services which it provides to the transportation, oil & gas, exploration and media marketplace; and

     WHEREAS, ARDIS and SKYSITE desire a non-exclusive relationship to pursue opportunities within the transportation, oil & gas, exploration and media marketplace; and

     WHEREAS, ARDIS desires to provide, and SKYSITE desires to remarket ARDIS' services subject to the terms and conditions hereof.

SKYSITE AND ARDIS AGREE AS FOLLOWS:

1.   DEFINITIONS - For purposes of this Agreement:
     -----------

     (a) "Market" shall mean all commercial non-users of ARDIS Services. Such applications include without limitation transportation, oil & gas, exploration and media.

     (b)  "FCC" shall mean the Federal Communications Commission.

     (c) "Initial Term" shall mean the period commencing on the date hereof and ending thirty-six (36) months thereafter.

     (d)  "Prices" shall mean ARDIS prices, as set forth in Attachment A of
          Exhibit I attached hereto.

     (e) "Services" shall mean ARDIS' shared data radio-based communications network services as presently constituted and as may be improved and enhanced from time to time hereafter and as further defined in Paragraph 2 of Exhibit I.

     (f) "Territory" shall mean the United States and any other countries or jurisdictions where the Services are provided by ARDIS in accordance with applicable legal and regulatory requirements.

2.   SCOPE OF AGREEMENT
     ------------------

     ARDIS hereby agrees to establish a non-exclusive marketing relationship with SKYSITE as follows:

     (a) ARDIS hereby licenses SKYSITE to be a non-exclusive remarketer of ARDIS Services within the Market and within the Territory, in accordance with the ARDIS Airtime User Agreement, Exhibit I, attached hereto.

                                                                          Page 1
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     (b)  SKYSITE shall remarket the Services to SKYSITE's clients primarily in the transportation, oil & gas, exploration and media marketplace.

     (c) SKYSITE shall develop and implement a non-exclusive marketing plan to facilitate the remarketing of the Services by SKYSITE. Such marketing plan may include, without limitation:

          (i) joint development of product literature describing the Services and their capabilities;

          (ii) joint attendance at trade shows, conferences and related events within the marketplace;

          (iii)  joint presentations to prospective clients of the Services;

          (iv) joint press releases, advertising and participation at the ARDIS booth at certain trade shows;

          (v)    joint marketing projections for the Services;

          (vi)   joint development activities with terminal hardware vendors;

          (vii)  previews of ARDIS' future technology and business plan.

     (d) Each party may use the other's name and trademarks within the Market and Territory in sales literature, press releases and other promotional media subject to prior approval.

     (e) SKYSITE and ARDIS agree not to publish or use advertising, sales promotions or any publicity matters, including the mention of the existence of this Agreement, without prior written consent, which consent will not be unreasonably withheld.

3.   SKYSITE'S MARKETING AND DEVELOPMENT OBLIGATIONS
     -----------------------------------------------

     (a) SKYSITE shall be responsible for insuring that all users to whom it remarkets ARDIS' Services are licensed by the FCC prior to use of ARDIS' Services. ARDIS shall, however, provide administrative and consultative support to SKYSITE to facilitate the licensing process.

     (b) During the term of this Agreement, SKYSITE will use its best efforts to meet the following performance milestones within the timeframes indicated below:

     ======================================================================
                 TIME                    1998        1999        2000
     ----------------------------------------------------------------------
     Number of SKYSITE Subscriber       1,000       3,000       5,000
     Units Using ARDIS Services by
     Year End
     ======================================================================

4.   PRICING
     -------

     (a) SKYSITE will pay ARDIS the Prices set forth in Attachment A of Exhibit I, attached hereto.

     (b) The Prices in Attachment A of Exhibit I shall not be increased by ARDIS during the twelve (12) month period commencing on the date of this Agreement. Thereafter, the Prices may be increased only upon ninety (90) days' prior written notice to SKYSITE, provided that the Prices may be increased not more often than once during any consecutive twelve (12) month period and by not more than the percentage increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, U.S. City Average, All Items, 1967 = 100 for the 12-month period immediately preceding such price increase notification. SKYSITE may discontinue the services noted for increase within the ninety (90) day notice period. Otherwise, the new price shall become effective on the date specified.

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    (c)  The Prices, terms, warranties and benefits granted by ARDIS to SKYSITE hereunder are and shall remain comparable to the Prices, terms, warranties and benefits offered, or to be offered, by ARDIS to any other bulk reseller of the Services for sale to commercial customers with similar roles and responsibilities. If ARDIS makes any such more favorable Prices, terms, warranties or benefits available to any other such party, ARDIS shall promptly notify SKYSITE to such effect, and such more favorable Prices, terms, warranties and/or benefits shall be made available to SKYSITE as of the date first made available to any other party.

    (d) The Prices in Exhibit I shall not be increased by ARDIS during the twelve (12) month period commencing on the date of this Agreement. Thereafter, the Prices may be increased only upon ninety (90) days' prior written notice to SKYSITE, provided that the Prices may be increased not more often than once during any consecutive twelve (12) month period and by not more than the percentage increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, U.S. City Average, All Items, 1967 = 100 for the 12-month period immediately preceding such price increase notification. SKYSITE may discontinue the services noted for increase within the ninety (90) day notice period. Otherwise, the new price shall become effective on the date specified.

5.  BILLING AND PAYMENTS
    --------------------

    (a) SKYSITE will be responsible for billing to SKYSITE's end user customers for all products and services.

    (b) ARDIS will provide SKYSITE with the information to bill SKYSITE's end user customers via a monthly invoice to SKYSITE within ten (10) days' after the end of the monthly billing period.

    (c) Payment to ARDIS will be due within thirty (30) days of invoice to SKYSITE

6.  ORDERING
    --------

    SKYSITE shall order the Services by executing and delivering to ARDIS an order form in the format set forth on Attachment B of Exhibit I, the ARDIS Airtime User Agreement. ARDIS shall process all such orders no later than three (3) days' after receipt of order.

7.  TERM / TERMINATION
    ------------------

    (a) Except as otherwise provided herein, this Agreement shall be in effect for the Initial Term. This Agreement shall automatically continue after the Initial Term until terminated by either SKYSITE or ARDIS upon twelve (12) months' written notice.

    (b) Either party may terminate this Agreement upon six (6) months' written notice for failure of the other party to meet the applicable performance levels set forth in Paragraph 3(b). Should this contract be terminated pursuant to this Paragraph, ARDIS shall continue to provide ARDIS communication services to SKYSITE's then current users of the Services, provided (i) such users sign the then current standard ARDIS Airtime User Agreement, or (ii) an appropriate new remarketing agreement is signed between ARDIS and SKYSITE within thirty (30) days.

    (c) Notwithstanding anything to the contrary contained herein, either SKYSITE or ARDIS may terminate this Agreement (i) upon any material breach by the other of its obligations under this Agreement, or (ii) if the other shall dissolve or commit an act of bankruptcy or become insolvent, by sending such party written notice of termination which shall state the nature of the breach. Such notice shall be effective thirty (30) days following the date hereof, unless such breach shall have been remedied during such thirty (30) day period. Notwithstanding the foregoing, this Agreement shall terminate immediately if the authorization held by ARDIS is revoked by the FCC.

 8.  DEFAULT AND REMEDIES
     --------------------

     If SKYSITE fails to make any payment of any sum due after thirty (30) days, ARDIS may add a service charge at the maximum rate permitted by applicable law. Such additional charge shall be due and payable upon receipt of invoice.

     If SKYSITE fails to make any payment of any sum due or fails to perform as required by any other provision hereunder, and continues in such failure for fifteen (15) days' after written notice has been sent by ARDIS to SKYSITE, SKYSITE shall be deemed in default under this Agreement.

     In the event of default, ARDIS has the right to immediately terminate this Agreement, retain all payments made hereunder, and deny SKYSITE and its customers any service provided under this Agreement by or through the ARDIS Network or Systems. Each and all of the rights and remedies of ARDIS hereunder are cumulative to and not in lieu of each and every other such right and remedy.

     There will be a $50.00 reactivation fee for customers who wish to re-establish service once ARDIS has suspended or terminated service.

     Failure or delay on the part of ARDIS or SKYSITE to exercise any right, remedy, power or privilege hereunder shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and signed by the party making the waiver. A written waiver of a default shall not operate as a waiver of any other default or of the same type default on a future occasion.

 9.  FORCE MAJEURE
     -------------

     ARDIS and its subcontractors do not assume and shall have no liability under this Agreement for failure to provide, or delay in providing services due directly or indirectly to causes beyond the control of ARDIS or its subcontractors including, but not restricted to, acts of God, or governmental entities, or of the public enemy, or of SKYSITE, strikes, or unusually severe weather conditions.

10.  TRAINING AND TECHNICAL SUPPORT
     ------------------------------

     (a) ARDIS shall make available to SKYSITE, at no charge, reasonable initial training on the use of ARDIS Services.

     (b) ARDIS shall continue to provide SKYSITE, at no charge, with technical assistance performed by competent ARDIS employees in connection with ongoing use of the Services by SKYSITE and its customers. Such assistance shall include, without limitation, telephone consultation, updates relating to changes and enhancements to the Services and diagnostic services.

11.  THIRD PARTY LIABILITY
     ---------------------

     SKYSITE agrees to inform its clients and others to whom it remarkets ARDIS' services, of the applicable terms and conditions of this Agreement, as expressed in Exhibit III hereof, and warrants that it will not remarket the Services to anyone without obtaining a signed Agreement which contains the essence of ARDIS' disclaimer of all third party liability.

12.  CONFIDENTIAL INFORMATION
     ------------------------

     (a) SKYSITE and ARDIS agree that they will not disclose each other's confidential information and trade secrets relative to data, software, documentation, client names and addresses, and all other proprietary information to persons other than employees of each other required to have such disclosure for the furtherance of the purposes of this Agreement. Both SKYSITE and ARDIS shall take all steps reasonably calculated to protect such information from unauthorized disclosure. This obligation shall survive the termination of this Agreement.

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

     (b) Nothing in this Agreement shall cause either party to have any rights or licenses in any inventions, patents, trade secrets, trademarks and/or copyrights of the other relating to the subject matter of this Agreement.

13.  INDEPENDENT RELATIONSHIP
     ------------------------

     SKYSITE and ARDIS specifically disclaim any partnership relationship, and this Agreement shall in no way be construed to make SKYSITE and ARDIS partners or joint venturers. For the purposes of this Agreement, SKYSITE and ARDIS shall be deemed to be independent contractors. Furthermore, in the event SKYSITE elects to sell ARDIS services to the U.S. Government, U.S. State or Local or any foreign Government, or to a prime contractor selling to a Government customer, SKYSITE does so at their own option and risk and agrees not to obligate ARDIS as a subcontractor or otherwise to such customers. SKYSITE remains solely and exclusively responsible for compliance with all statutes, regulations, and clauses governing sales to the U.S. Government, State or Local or any foreign Government, or to a prime contractor selling to a Government customer. ARDIS makes no representations, certifications, or warranties whatsoever with respect to the ability of its goods, or services, or prices to satisfy any such statutes, regulations, or clauses.

14.  EXCLUSIVE REMEDY
     ----------------

     In the event of any failure or delay attributable to the fault of ARDIS or its subcontractors, or for breach of the warranty, SKYSITE's sole remedy shall be limited to a refund of SKYSITE's charges for the affected services during the time of such failure or delay. SKYSITE agrees, however, that no refund shall be made for a single failure or delay which does not exceed one hundred dollars ($100.00).

15.  LIMITATION OF LIABILITY
     -----------------------

     (a) Neither party shall be liable for special, incidental, indirect or consequential damages under this Agreement, even if such party has been advised of the possibility of such damages.

     (b) Except for SKYSITE's obligation to pay amounts owing under this Agreement, SKYSITE's and ARDIS' total liability for any other claim arising out of or in any way connected with this Agreement and the sole remedy regardless of the form of action (whether in contract, tort or otherwise) shall be actual damages not to exceed $50,000.

16.  INTEGRATION
     -----------

     This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing signed by both parties.

17.  NOTICES
     -------

     All notices, demands, offers, elections, requests or other communications required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, and addressed to the parties at the addresses set forth below or to such other address as shall, from time to time, be supplied by any party to the other party by like notice, and shall be deemed given on the date mailed. All such notices shall be addressed to persons listed below:

     If to ARDIS:                      If to SKYSITE:
        Sr. Vice President                    Attn:     Contract Manager
        Distribution & Operations                  --------------------------
        ARDIS Company                         Title:
        300 Knightsbridge Parkway-Suite 500         -------------------------
        Lincolnshire, Illinois 60069          Skysite Communications Corporation
                                              11500 Sherman Way
                                              North Hollywood, CA 91605

          Copy:
                Matthew J. Whitehead, II
                Secretary and General Counsel
                ARDIS Company
                300 Knightsbridge Parkway-Suite 500
                Lincolnshire, Illinois 60069

18.  NO ASSIGNMENTS
     --------------

     This Agreement shall be binding on the successors and permitted assigns of the parties hereto. Neither party shall assign this Agreement without the other's prior written consent.

19.  SEVERABILITY
     ------------

     If any provision of this Agreement or the application thereof to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

20.  APPLICABLE LAW
     --------------

     This Agreement shall be construed and enforced in accordance with the laws of the state of Illinois.

21.  COUNTERPARTS
     ------------

     This Agreement may be executed in several counterparts, each of which shall constitute the same instrument.

22.  HEADINGS
     --------

     The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written.

    ARDIS COMPANY                            Skysite Communications Corporation

By:                                      By: /s/ Charlie Maynard
    -------------------------------          -------------------------------
        (AUTHORIZED SIGNATURE)                    (AUTHORIZED SIGNATURE)

                                             Charlie Maynard
    -------------------------------          -------------------------------
         (TYPE OR PRINT NAME)                      (TYPE OR PRINT NAME)

                                             CEO
    -------------------------------          -------------------------------
               (TITLE)                                   (TITLE)

                                             23 Feb 1998
    -------------------------------          -------------------------------
               (DATE)                                    (DATE)

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